Exhibit 4.2

EOG Resources, Inc.

Officers’ Certificate

Establishing

4.400% Senior Notes due 2031

The undersigned, David J. Streit, Vice President and Treasurer, and Michael P. Donaldson, Executive Vice President and Chief Legal Officer, of EOG Resources, Inc., a Delaware corporation (the “Company”), hereby certify, pursuant to Sections 102 and 301 of the Indenture, dated as of May 18, 2009 (the “Indenture”), between the Company and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), as trustee (the “Trustee”), that the Executive Vice President and Chief Financial Officer of the Company and the Vice President and Treasurer of the Company approved, pursuant to the resolutions of the Board of Directors of the Company (the “Board”) adopted on November 4, 2025 and the authority delegated by the Board thereunder, the establishment of the Securities and terms of the Securities to be issued under the Indenture, and the forms thereof, and such terms are as follows:

Senior Securities:

Title of Securities:	4.400% Senior Notes due 2031 (the “Notes”)

Aggregate Principal Amount:	$750,000,000 aggregate principal amount of the Notes. The Company may reopen the Notes for additional issuances from time to time pursuant to the terms of the Indenture.

Denominations:	$2,000 and any integral multiple of $1,000 in excess thereof in book-entry form only.

Stated Maturity Date:	The Notes will mature on January 15, 2031.

Interest Rate:	4.400% per annum from November 24, 2025.

Interest Payment Dates:	January 15 and July 15 of each year (or if such date is not a Business Day, on the next succeeding Business Day) beginning on January 15, 2026.

Regular Record Dates:	January 1 and July 1 (whether or not a Business Day) immediately preceding an Interest Payment Date.

Optional Redemption:	Prior to December 15, 2030 (one month prior to the maturity date of the Notes) (the “Par Call Date”), the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a make-whole redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

•

(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points less (b) interest accrued to the date of redemption, and

•

100% of the then-outstanding principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.

On or after the Par Call Date, the Company may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than, and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than, the Remaining Life – and shall interpolate to the Par Call Date on a straight- line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third Business Day preceding the redemption date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places. The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. The Trustee shall have no obligation to determine the redemption price or to verify the calculation of the redemption price.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 30 days but not more than 60 days before the redemption date to each holder of Notes to be redeemed. Notice of any redemption may, at the Company’s discretion, be subject to one or more conditions precedent specified in the notice of redemption. If such redemption is subject to satisfaction of one or more conditions precedent, such notice, if applicable, shall also state that, in the Company’s discretion, the redemption date may be delayed until such time (including more than 60 days after the date the notice of redemption was mailed or delivered, including by electronic transmission) as any or all such conditions shall be satisfied or waived, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the redemption date or by the redemption date as so delayed, or such notice may be rescinded at any time in the Company’s discretion if the Company reasonably believes that any or all of such conditions will not be satisfied. The Company shall provide written notice to the Trustee no later than 10:00 a.m., New York City time, on the redemption date (in accordance with the procedures of The Depository Trust Company (“DTC”)) if any such redemption has been rescinded or delayed, and upon receipt the Trustee shall provide such notice to each holder in the same manner in which the redemption notice was given.

In the case of a partial redemption, selection of the Notes for redemption will be made pro rata to the extent practical or by lot (or, in the case of Notes in global form, in accordance with DTC’s procedures). No Notes of a principal amount of $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the Notes are held by DTC (or another depositary), the redemption of any Notes shall be done in accordance with the policies and procedures of the depositary.

Unless the Company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Notes or portions thereof called for redemption.

General:

Trustee:	Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association).

Place of Payment:	The Company will make payments due on the Notes to Cede & Co., as nominee of DTC, or as otherwise may be permitted by the Indenture and the Notes.

Global Securities:

The Notes shall be issued as one or more Global Securities. DTC shall be the Depository. The Notes will be exchangeable for certificated debt securities only if:

(1) DTC notifies the Company that it is unwilling or unable to continue as depository or DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended (if so required by applicable law or regulation), and, in either case, a successor depository is not appointed by the Company within ninety (90) days after the Company receives such notice or become aware of such unwillingness, inability or ineligibility; or

(2) The Company, in its sole discretion and subject to DTC’s procedures, determines that the Notes shall be exchangeable for certificated debt securities.

Events of Default:	In an Event of Default, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

Settlement:	Payments in respect of principal of and interest on the Notes shall be made by the Company in immediately available funds to DTC, or its registered assigns.

Form of Notes:	Attached hereto as Annex A and incorporated herein by reference.

Each of the undersigned hereby certifies that:

1.	I have read Sections 102, 103, 201, 202, 203, 204, 205, 301, 302, 303, and 304 of the Indenture and the definitions in Section 101 of the Indenture relating thereto.

2.	Copies of the resolutions of the Board, as certified by the Deputy Corporate Secretary, are being delivered concurrently with this Officers’ Certificate.

3.

The statements made herein are based either upon my personal knowledge or on information, data and reports furnished to me by the officers, counsel or employees of the Company who have knowledge of the relevant facts.

4.

In my opinion, I have made such examination or investigation as is necessary to enable me to express an informed opinion as to whether or not all conditions provided for in the Indenture with respect to the establishment of the Notes, the terms of the Notes and the form of the Notes, and the issuance, authentication and delivery of the Notes, have been complied with.

5.

In my opinion, all conditions precedent to the establishment of the Notes and the terms and form of the Notes, to the issuance, and to the authentication and delivery by the Trustee, of $750,000,000 aggregate principal amount of the Notes pursuant to the Indenture have been complied with and such Notes may be issued, authenticated and delivered in accordance with the Indenture.

Capitalized terms not otherwise defined herein have the meaning provided in the Indenture.

[signature page follows]

IN WITNESS WHEREOF, the undersigned have hereunto signed their respective names on this 24th day of November, 2025.

/s/ David J. Streit
David J. Streit
Vice President and Treasurer

/s/ Michael P. Donaldson
Michael P. Donaldson Executive Vice President and Chief Legal Officer

[Signature Page to Officers’ Certificate – Terms of Notes]

ANNEX A

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”) OR CEDE & CO., ITS NOMINEE (“CEDE & CO.”). THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN DTC OR CEDE & CO. OR ANOTHER NOMINEE OF DTC, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST THEREIN.

EOG RESOURCES, INC.

4.400% SENIOR NOTES DUE 2031

No. _____	$______ CUSIP No. 26875P BB6

EOG Resources, Inc., a corporation duly organized and existing under the laws of Delaware (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., as the nominee of The Depository Trust Company, or registered assigns, the principal sum of    DOLLARS AND    CENTS ($     ) on January 15, 2031 and to pay interest thereon from November 24, 2025 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on January 15 and July 15 in each year (or if any such date is not a Business Day, the next succeeding Business Day), commencing January 15, 2026, at the rate of 4.400% per annum, until the principal hereof is paid or made available for payment.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be January 1 or July 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Payment of the principal of and interest on this Security will be made at the office or agency of the Company maintained for that purpose in Houston, Texas, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; provided, further, however, that in case this Security is held by a Depository or its nominee, payment of principal, interest and premium, if any, shall be made by wire transfer of immediately available funds to an account designated by such Depository.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

2

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: , 2025	EOG Resources, Inc.

By:
Title:

Attest: _________________________________

REVERSE OF SECURITY

This security is one of a duly authorized issue of securities of the Company (herein called the “Securities”) issued and to be issued in one or more series under an Indenture, dated as of May 18, 2009 (herein called the “Indenture”), between the Company and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which the Indenture and all indentures supplemental thereto (including as supplemented by an Officers’ Certificate pursuant thereto) reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof.

The Company may redeem some or all of the Securities of this series upon not less than 30 days’ but no more than 60 days’ notice by mail or electronic delivery (or otherwise by transmission in accordance with the Depository’s procedures), at any time and from time to time prior to December 15, 2030 (the “Par Call Date”), at the election of the Company, at a Redemption Price equal to the greater of (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the Securities matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points less (b) interest accrued to the Redemption Date, and (2) 100% of the then-outstanding principal amount of the Securities to be redeemed, plus, in either case, accrued and unpaid interest thereon to the Redemption Date. Nonetheless, interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.

On or after the Par Call Date, the Company may redeem the Securities, in whole or in part, upon not less than 30 days’ but no more than 60 days’ notice by mail or electronic delivery (or otherwise by transmission in accordance with the Depository’s procedures), at any time and from time to time, at a Redemption Price equal to 100% of the principal amount of the Securities being redeemed plus accrued and unpaid interest thereon to the Redemption Date.

In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of more than 50% in principal amount of the Securities at the time Outstanding of all series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of the Company on this Security upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall, without the consent of the Holder, alter or impair the right of the Holder, which is absolute and unconditional, to receive payment of principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed, except for Section 113 of the Indenture (which limits interest to the maximum amount permissible by law), the provisions of which are incorporated herein by reference.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registerable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture (including as the Indenture is supplemented by the Officers’ Certificate, dated November 24, 2025, establishing the form and terms of the Securities of this series).

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated: , 2025	Computershare Trust Company, N.A.,
as Trustee

By
Name:
Authorized Signatory